UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

000-49746
(Commission File No.)

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

3669
(Commission File Number)

88-0498783
(I.R.S. Employer Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada, V5J 3J9, Tel: (604) 327-9446
(Address, including zip code, and telephone number of registrant’s principal executive offices)

Item 4. Changes in Registrant’s Certifying Accountant

The board of directors of the Company have made the decision to change the principal accountant of the Company from KPMG LLP to Davidson & Company Chartered Accountants.

During the fiscal periods ending December 31, 2001 and quarters ending March 31, 2002, June 30, 2002 and September 30, 2002, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. We have authorized KPMG to respond fully to the inquiries of Davidson & Company concerning the subject matter of any limitations on prior audit and review engagements.

Davidson & Company will perform the audit engagement for the fiscal period ending December 31, 2002 on December 18, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it’s behalf by the undersigned herunto duly authorized.

VISCOUNT SYSTEMS INC. By: /s/ Stephen Pineau Stephen Pineau President and Chief Executive Officer

Date: December 18, 2002